CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Eric Boyriven, Jessica Greenberger
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS THIRD QUARTER 2009 RESULTS

ATLANTA, Georgia, October 28, 2009 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the third quarter ended October 4, 2009.

Sales for the third quarter of 2009 were $218.4 million, compared with sales of $278.4 million in the third quarter of 2008, a decline of 21.6%.  Approximately 3% of the sales decline was related to fluctuations in currency exchange rates relative to the year ago period.  On a sequential basis, sales increased 3.3% over sales of $211.3 million in the second quarter of 2009.  Operating income for the 2009 third quarter was $18.9 million, or 8.7% of sales, compared with operating income of $31.0 million, or 11.1% of sales, in the third quarter of last year.  Operating income improved 13.0% over second quarter 2009 adjusted operating income of $16.8 million (see table below), or 8.0% of sales.  Unadjusted, operating income in the second quarter of 2009 was $20.9 million, or 9.9% of sales.

INTERFACE REPORTS THIRD QUARTER 2009 RESULTS

Net income attributable to Interface, Inc. for the 2009 third quarter was $5.5 million, or $0.09 per diluted share, compared with $8.4 million, or $0.13 per diluted share, in the year ago period.  Included in the Company’s results for the third quarter of 2008 was a previously announced after-tax loss from discontinued operations of $5.2 million, or $0.08 per diluted share.

“We saw steady sequential improvement in our business in the third quarter despite the challenging market conditions,” said Daniel T. Hendrix, President and Chief Executive Officer. “Demand for modular carpet in the education, retail and government sectors held up well, offsetting in part the continuing softness in the corporate office segment.  Geographically, our business in the Americas has been remarkably resilient, due primarily to our focus on non-office segments.  Our business in Europe continued to struggle with the poor economy, but in an encouraging sign orders exceeded sales for the quarter.  Asia-Pacific remains tepid overall, as multinational corporate customers have not yet returned to the market.  However, Australia has been turning around and we’re beginning to see a firming pipeline of orders in China.  While the global economic environment continues to be difficult, we feel we’ve made the appropriate restructuring decisions and investments in our business, and continue to gain share as a leader in the carpet tile market.”

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “We’ve successfully realigned our cost structure to match demand and strengthened our balance sheet to maintain our competitive position through this market cycle.  On a sequential basis, our gross margin expanded almost 50 basis points from 2009 second quarter levels, reflecting the leverage built into our operating model.  Our commitment to prudent cost management and capital allocation resulted in strong cash flow generation, and we ended the quarter with $106 million in cash and equivalents on hand.”

For the first nine months of 2009, sales were $629.0 million, compared with $835.2 million for the same period a year ago, a decrease of 24.7%.  Approximately 4% of the sales decline was related to fluctuations in currency exchange rates relative to the first nine months of last year.  Operating income for the 2009 nine-month period was $42.9 million, compared with operating income of $95.4 million in the 2008 nine-month period.  Income from continuing operations was $6.1 million, or $0.09 per diluted share, in the 2009 nine-month period, compared with income from continuing operations of $44.4 million, or $0.69 per diluted share, in the same period a year ago.  Net income attributable to Interface, Inc. was $5.0 million, or $0.08 per diluted share, in the first nine months of 2009, compared with $38.4 million, or $0.61 per diluted share, for the first nine months of 2008.  The Company’s results for the first nine months of 2009 included the following items:

INTERFACE REPORTS THIRD QUARTER 2009 RESULTS

▪	Pre-tax restructuring charges of $7.6 million relating to the Company’s cost reduction initiatives;
▪	Income of $5.9 million from patent litigation settlements; and
▪	Other expenses of $6.1 million associated with the completion of the previously-announced tender offer for our 10.375% Senior Notes.

Excluding the items detailed above, in the first nine months of 2009, operating income was $44.6 million, or 7.1% of sales, and income from continuing operations was $11.6 million, or $0.18 per diluted share.

Included in the Company’s results for the first nine months of 2008 was an after-tax loss from discontinued operations of $5.2 million, or $0.08 per diluted share, as discussed previously.

Mr. Hendrix concluded, “While we will continue to face challenges in the upcoming months, the sequential trends in our business and our third quarter results provide a foundation for the opportunities that lie ahead.  We continue to see a shift in the marketplace to carpet tile, and feel that by taking prudent actions during these challenging times, we remain well positioned to capitalize on it.  While the market appears to be stabilizing, we remain as focused as ever on continuing to improve our business.  By investing in our market diversification strategy, improving our cost structure and strengthening our balance sheet, we have put Interface in an excellent position to lead a market recovery when demand levels rise.”

The Company will host a conference call tomorrow, October 29, 2009, at 9:00 a.m. Eastern Time, to discuss its third quarter 2009 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at:  http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=2494242 or through the Company’s website at http://www.interfaceglobal.com/Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

INTERFACE REPORTS THIRD QUARTER 2009 RESULTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “The recent worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS THIRD QUARTER 2009 RESULTS

Consolidated Condensed Statements of Operations*	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	10/04/09	09/28/08	10/04/09	09/28/08

Net Sales	$218,364	$278,423	$628,969	$835,164
Cost of Sales	145,952	183,506	424,282	540,688
Gross Profit	72,412	94,917	204,687	294,476
Selling, General & Administrative Expenses	53,487	63,895	160,122	199,047
Income from Litigation Settlements	--	--	(5,926)	--
Restructuring Charge	--	--	7,627	--
Operating Income	18,925	31,022	42,864	95,429
Interest Expense	9,537	8,173	24,936	24,109
Bond Retirement Expenses	--	--	6,096	--
Other Expense (Income), Net	156	544	56	564
Income Before Taxes	9,232	22,305	11,776	70,756
Income Tax Expense	3,542	8,461	5,661	26,323
Income from Continuing Operations	5,690	13,844	6,115	44,433
Discontinued Operations, Net of Tax	--	(5,154)	(650)	(5,154)
Net Income	5,690	8,690	5,465	39,279
Net Income Attributable to Noncontrolling Interest in Subsidiary	(233)	(260)	(495)	(851)
Net Income Attributable to Interface, Inc.	$5,457	$8,430	$4,970	$38,428

Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic
Continuing Operations	$0.09	$0.22	$0.09	$0.69
Discontinued Operations	--	(0.08)	(0.01)	(0.08)
Earnings (Loss) Per Share Attributable to Interface, Inc.– Basic	$0.09	$0.13	$0.08	$0.61

Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted
Continuing Operations	$0.09	$0.21	$0.09	$0.69
Discontinued Operations	--	(0.08)	(0.01)	(0.08)
Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted	$0.09	$0.13	$0.08	$0.61

Common Shares Outstanding – Basic	63,190	63,052	63,197	62,950
Common Shares Outstanding – Diluted	63,487	63,341	63,258	63,263

Orders from Continuing Operations	222,394	267,874	658,866	862,565
Continuing Operations Backlog (as of 10/04/09 and 09/28/08, respectively)			116,076	135,914

* Prior year periods have been adjusted for the adoption of accounting standards relating to the determination of shares used in earnings per share calculations and related to the presentation of noncontrolling interests in financial statements.

INTERFACE REPORTS THIRD QUARTER 2009 RESULTS

Consolidated Condensed Balance Sheets*
(In thousands)	10/04/09	12/28/08
Assets
Cash	$105,938	$71,757
Accounts Receivable	126,914	144,783
Inventory	119,744	128,923
Other Current Assets	26,277	27,342
Assets of Businesses Held for Sale	2,150	3,150
Total Current Assets	381,023	375,955
Property, Plant & Equipment	163,321	160,717
Other Assets	180,037	169,363
Total Assets	$724,381	$706,035

Liabilities
Accounts Payable	$41,357	$52,040
Accrued Liabilities	96,901	102,592
Current Portion of Long-Term Debt	14,586	--
Total Current Liabilities	152,844	154,632
Senior Secured and Senior Subordinated Notes	279,870	287,588
Other Long-Term Liabilities	48,374	46,378
Total Liabilities	481,088	488,598
Shareholders’ Equity	243,293	217,437
Total Liabilities and Shareholders’ Equity	$724,381	$706,035

Consolidated Condensed Statements of Cash Flows*	Three Months Ended				Nine Months Ended
(In millions)	10/04/09		09/28/08		10/04/09		09/28/08

Net Income		$5.7		$8.7		$5.5		$39.3
Adjustments for Discontinued Operations		--		5.2		0.7		5.2
Net Income from Continuing Operations		$5.7		$13.9		$6.2		$44.5
Depreciation and Amortization		6.9		5.7		18.9		17.7
Deferred Income Taxes and Other Non-Cash Items		0.0		0.8		1.4		3.3
Change in Working Capital
Accounts Receivable	(0.4)		3.2		27.5		10.3
Inventories	4.6		1.5		13.5		(21.8)
Prepaids and Other Current Assets	(5.0)		3.2		(1.1)		(0.5)
Accounts Payable and Accrued Expenses	6.3		(13.9)		(20.4)		(17.9)
Cash Provided from Continuing Operations		18.1		14.4		46.0		35.6
Cash Provided from (Used in) Operating Activities of Discontinued Operations		--		--		--		--
Cash Provided from Operating Activities		18.1		14.4		46.0		35.6
Cash Provided from (Used in) Investing Activities		(2.7)		(7.9)		(8.5)		(26.4)
Cash Provided from (Used in) Financing Activities		(0.5)		(1.4)		(5.4)		(4.3)
Effect of Exchange Rate Changes on Cash		1.2		(3.2)		2.2		(1.8)
Net Increase in Cash		$16.1		$1.9		$34.3		$3.1

* Prior year periods have been adjusted for the adoption of accounting standards relating to the determination of shares used in earnings per share calculations and related to the presentation of noncontrolling interests in financial statements.

INTERFACE REPORTS THIRD QUARTER 2009 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Nine Months Ended
	10/04/09	09/28/08	% Change	10/04/09	09/28/08	% Change
Net Sales
Modular Carpet	$194.1	$243.0	(20.1%)	$557.1	$728.4	(23.5%)
Bentley Prince Street	24.3	35.4	(31.4%)	71.9	106.8	(32.7%)
Total	$218.4	$278.4	(21.6%)	$629.0	$835.2	(24.7%)

Operating Income (Loss)
Modular Carpet	$20.3	$30.3	(33.0%)	$44.5	$96.5	(53.9%)
Bentley Prince Street	(1.0)	0.7	(242.9%)	(6.0)	2.5	(340.0%)
Corporate Expenses, Income and Eliminations	(0.4)	--	*	4.4	(3.6)	222.2%
Total	$18.9	$31.0	(39.0%)	$42.9	$95.4	(55.0%)

* Not meaningful

Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions except per share amounts)

Nine Months Ended
10/04/09
Operating Income, Excluding Restructuring Charge and Income from Litigation Settlements	$44.6
Restructuring Charge	(7.6)
Income from Litigation Settlements	5.9
Operating Income, As Reported	$42.9

Nine Months Ended
10/04/09
Income from Continuing Operations, Excluding Restructuring Charge, Income from Litigation Settlements and Bond Retirement Expenses	$11.6
Restructuring Charge	(5.4)
Income from Litigation Settlements	3.6
Bond Retirement Expenses	(3.7)
Income from Continuing Operations, As Reported	$6.1

Nine Months Ended
10/04/09
Diluted Earnings Per Share from Continuing Operations, Excluding Restructuring Charge, Income from Litigation Settlements and Bond Retirement Expenses	$0.18
Restructuring Charge	(0.09)
Income from Litigation Settlements	0.06
Bond Retirement Expenses	(0.06)
Diluted Earnings Per Share from Continuing Operations, As Reported	$0.09

Three Months Ended
07/05/09
Operating Income, Excluding Restructuring Charge and Income from Litigation Settlements	$16.8
Restructuring Charge	(1.9)
Income from Litigation Settlements	5.9
Operating Income, As Reported	$20.9

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